Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249292 on Form S-4/A of our report dated March 27, 2020, relating to the financial statements of Cole Office & Industrial REIT (CCIT III), Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
November 9, 2020